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                                                                     EXHIBIT 3.2

                                    BYLAWS OF

                             ATLANTIS PLASTICS, INC.

                                  ARTICLE ONE

                                    OFFICES

            Section 1. Registered Office. The registered office of ATLANTIS PLASTICS, INC., a Delaware corporation (the "Corporation"), shall be located in the City of Wilmington, County of New Castle, State of Delaware, unless otherwise designated by the Board of Directors.

            Section 2. Other Offices. The Corporation may also have offices at such other places, either within or without the State of Delaware, as the Board of Directors of the Corporation (the "Board of Directors") may from time to time determine or as the business of the Corporation may require.

                                  ARTICLE TWO

                            MEETINGS OF STOCKHOLDERS

            Section 1. Place. All annual meetings of stockholders shall be held at such place, within or without the State of Delaware, as may be designated by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. Special meetings of stockholders may be held at such place, within or without the State of Delaware, and at such time as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

            Section 2. Time of Annual Meeting. Unless otherwise designated by the Board of Directors, annual meetings of stockholders shall be held during the last week of May, at which time the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

            Section 3. Call of Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, but such special meetings may not be called by any other person or persons, unless otherwise provided in the Certificate of Incorporation of the Company. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

            Section 4. Conduct of Meetings. The Chairman of the Board (or in his absence, the President or such other designee of the Chairman of the Board) shall preside at the annual and special meetings of stockholders. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent

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      with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present;
      (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

            Section 5. Notice and Waiver of Notice. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation. Whenever any notice is required to be given to any stockholder, a waiver thereof in writing signed by the person or persons entitled to such notice, whether signed before, during or after the time of the meeting stated therein, and delivered to the Corporation for inclusion in the minutes or filing with the Corporation records, shall be equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice. Attendance of a person at a meeting shall constitute a waiver of (a) lack of or defective notice of such meeting, unless the person objects at the beginning to the holding of the meeting or the transacting of any business at the meeting, or (b) lack of or defective notice of a particular matter at a meeting that is not within the purpose or purposes described in the meeting notice, unless the person objects to considering such matter when it is presented.

            Section 6. Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice

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      need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

            Section 7. Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in Section 6 of these Bylaws until a quorum shall attend. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of these shares exists with respect to that matter. Except as otherwise provided in the Certificate of Incorporation or by law, a majority of the shares entitled to vote on the matter by each voting group, represented in person or by proxy, shall constitute a quorum at any meeting of stockholders, but in no event shall a quorum consist of less than one-third (-1/3) of the shares of each voting group entitled to vote. If less than a majority of the voting power of outstanding shares entitled to vote are represented at a meeting, a majority of the voting power of the shares so represented may adjourn the meeting from time to time in the manner provided in Section 6 of this Article Two of these Bylaws until a quorum shall attend. After a quorum has been established at any stockholders' meeting, the subsequent withdrawal of stockholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

            Section 8. Voting Per Share. Each outstanding share, regardless of class, shall be entitled to vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class are limited, denied or otherwise specified by the Corporation's Certificate of Incorporation or by law.

            Section 9. Voting of Shares. A stockholder may vote at any meeting of stockholders of the Corporation, either in person or by proxy. Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent or proxy designated by the bylaws of such corporate stockholder or, in the absence of any applicable bylaw, by such person or persons as the board of directors of the corporate

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      stockholder may designate. In the absence of any such designation, or, in case of conflicting designation by the corporate stockholder, the chairman of the board, the president, any vice president, the secretary and the treasurer of the corporate stockholder, in that order, shall be presumed to be fully authorized to vote such shares. Shares held by an administrator, executor, guardian, personal representative or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name or the name of his nominee. Shares held by or under the control of a receiver, a trustee in bankruptcy proceedings, or an assignee for the benefit of creditors may be voted by such person without the transfer thereof into his name. If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, then acts with respect to voting shall have the following effect: (a) if only one votes, in person or by proxy, his act binds all; (b) if more than one vote, in person or by proxy, the act of the majority so voting binds all; (c) if more than one vote, in person or by proxy, but the vote is evenly split on any particular matter, each faction is entitled to vote the share or shares in question proportionally; or (d) if the instrument or order so filed shows that any such tenancy is held in unequal interest, a majority or a vote evenly split for purposes hereof shall be a majority or a vote evenly split in interest. The principles of this paragraph shall apply, insofar as possible, to execution of proxies, waivers, consents or objections and for the purpose of ascertaining the presence of a quorum.

            Section 10. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot. At all meetings of stockholders for the election of directors at which a quorum is present a plurality of the votes cast shall be sufficient to elect. All other elections and questions presented to the stockholders at a meeting at which a quorum is present shall, unless otherwise provided by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the Corporation which are present in person or by proxy and entitled to vote thereon.

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            Section 11. List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting, or (ii) during ordinary business hours at the principal place of business of the Corporation. The list of stockholders must also be open to examination at the meeting as required by applicable law. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders required by this Section 11, or to vote in person or by proxy at any meeting of stockholders.

            Section 12. Action by Written Consent of Stockholders. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

            Section 13. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (i) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (ii) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board of

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      Directors; and (iii) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (b) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (c) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

            Section 14. Inspectors of Election. The Corporation shall in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors' count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

            Section 15. Required Vote. The vote of the holders of a majority of the votes represented by shares entitled to vote and represented at a meeting at which a quorum is present shall be the act of the stockholders unless the vote of a greater number is required by law or the Corporation's Certificate of Incorporation. Unless otherwise provided in the Certificate of Incorporation, directors shall be elected by a plurality of the votes cast

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      by the shares entitled to vote for the election of such directors at a meeting at which a quorum is present.

            Section 16. Notice of Stockholder Business and Nominations.

            (A) Annual Meeting of Stockholders. Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation's notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 16 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 16. For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 16, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than seventy days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the

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      Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements of this Section 16 shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal or nomination at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder's proposal or nomination has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation. Notwithstanding anything in the second sentence of paragraph
      (A)(2) of this Section 16 to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 16 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

            (B) Special Meetings of Stockholders. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting and in accordance with the Certificate of Incorporation (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 16 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 16. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (A)(2) of this Section 16 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or

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      postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

            (C) General. Only such persons who are nominated in accordance with the procedures set forth in this Section 16 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 16. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 16 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder's nominee or proposal in compliance with such stockholder's representation as required by clause (A)(2)(c)(iv) of this Section 16) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 16, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 16, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 16, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. For purposes of this Section 16, "public announcement" shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act. Notwithstanding the foregoing provisions of this Section 16, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 16. Nothing in this
      Section 16 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals or nominations in the Corporation's proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

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                                 ARTICLE THREE

                                   DIRECTORS

            Section 1. Number, Election and Term. The number of directors of the Corporation shall not be less than two (2) nor more than nine (9), and within that minimum and maximum shall be fixed from time to time, within the limits specified by the Certificate of Incorporation, by resolution of the Board of Directors; provided, however, no director's term shall be shortened by reason of a resolution reducing the number of directors. The directors shall be elected at the annual meeting of the stockholders in accordance with the voting provisions of the Corporation's Certificate of Incorporation, except as provided in Section 2 of this Article, and each director elected shall hold office for the term for which he is elected and until his successor is elected and qualified or until his earlier resignation, removal from office or death. Directors must be natural persons who are 18 years of age or older but need not be residents of the State of Delaware, stockholders of the Corporation or citizens of the United States. A director may be removed only in accordance with the provisions of the Corporation's Certificate of Incorporation.

            Section 2. Vacancies. A director may resign at any time by giving written notice to the Corporation, the Board of Directors or the Chairman of the Board. Such resignation shall take effect when the notice is delivered unless the notice specifies a later effective date, in which event the Board of Directors may fill the pending vacancy before the effective date if they provide that the successor does not take office until the effective date subject to the provisions of the Certificate of Incorporation. Any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the size of the Board of Directors shall be filled by the affirmative vote of a majority of the current directors though less than a quorum of the Board of Directors, or may be filled in the manner specified in the Corporation's Certificate of Incorporation. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, or until the next election of one or more directors by stockholders if the vacancy is caused by an increase in the number of directors.

            Section 3. Powers. Except as provided in the Certificate of Incorporation and by law, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, its Board of Directors.

            Section 4. Place of Meetings. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Delaware.

            Section 5. Annual Meeting. The first meeting of each newly elected Board of Directors shall be held, without call or notice, immediately following each annual meeting of stockholders.

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

            Section 6. Regular Meetings. Regular meetings of the Board of Directors may also be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

            Section 7. Special Meetings and Notice. Special meetings of the Board of Directors may be called by the Chairman of the Board or by the President and shall be called by the Secretary on the written request of any two directors. Written notice of special meetings of the Board of Directors shall be given to each director at least twenty-four (24) hours before the meeting. Except as required by statute, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Notices to directors shall be in writing and delivered personally or mailed to the directors at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be received. Notice to directors may also be given by telephone, telecopy or other form of electronic communication. Notice of a meeting of the Board of Directors need not be given to any director who signs a written waiver of notice before, during or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting and the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

            Section 8. Quorum; Required Vote; Presumption of Assent. A majority of the number of directors fixed by, or in the manner provided in, these Bylaws shall constitute a quorum for the transaction of business; provided, however, that whenever, for any reason, a vacancy occurs in the Board of Directors, a quorum shall consist of a majority of the remaining directors until the vacancy has been filled. Except in cases in which the Certificate of Incorporation, these Bylaws or applicable law otherwise provides, the act of a majority of the remaining directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the Board of Directors or a committee of the Board of Directors when corporate action is taken shall be presumed to have assented to the action taken, unless he objects at the beginning of the meeting, or promptly upon his arrival, to holding the meeting or transacting specific business at the meeting, or he votes against or abstains from the action taken.

            Section 9. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the board or committee in accordance with applicable law.

            Section 10. Conference Telephone or Similar Communications Equipment Meetings. Members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of

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


      which all persons participating in the meeting can hear each other at the same time. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground the meeting is not lawfully called or convened.

            Section 11. Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the Corporation except where the action of the full Board of Directors is required by statute. Each committee must have two or more members who serve at the pleasure of the Board of Directors. The Board of Directors, by resolution adopted in accordance with this Article Three, may designate one or more directors as alternate members of any committee, who may act in the place and stead of any absent member or members at any meeting of such committee. Vacancies in the membership of a committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. The executive committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

            Section 12. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article Three of these Bylaws.

            Section 13. Compensation of Directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore. Members of special or standing committees may be allowed like compensation for attending committee meetings.

            Section 14. Chairman of the Board. The Board of Directors may, in its discretion, choose a chairman of the board who shall preside at meetings of the stockholders and of the directors and shall be an ex officio member of all standing committees. The Chairman of the Board shall have such other powers and shall perform such other duties as shall be designated by the Board of Directors. The Chairman of the Board shall be a member of the Board of Directors but no other officers of the Corporation need be a director. The Chairman of the Board shall serve until his successor is chosen and qualified, but he may be removed at any time by the affirmative vote of a majority of the Board of Directors.

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

                                  ARTICLE FOUR

                                    OFFICERS

            Section 1. Positions. The officers of the Corporation shall consist of a President, one or more Vice Presidents, a Secretary and a Treasurer, and, if elected by the Board of Directors by resolution, a Chairman of the Board. Any two or more offices may be held by the same persons.

            Section 2. Election of Specified Officers by Board. The Board of Directors at its first meeting after each annual meeting of stockholders shall elect a President, one or more Vice Presidents, a Secretary, and a Treasurer.

            Section 3. Election or Appointment of Other Officers. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors, or, unless otherwise specified herein, appointed by the President of the Corporation. The Board of Directors shall be advised of appointments by the President at or before the next scheduled Board of Directors meeting.

            Section 4. Salaries. The salaries of all officers of the Corporation to be elected by the Board of Directors pursuant to Article Four, Section 2 hereof shall be fixed from time to time by the Board of Directors or pursuant to its discretion. The salaries of all other elected or appointed officers of the Corporation shall be fixed from time to time by the President of the Corporation or pursuant to his direction.

            Section 5. Term; Resignation. The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer or agent elected or appointed by the Board of Directors or the President of the Corporation may be removed, with or without cause, by the Board of Directors. Any officers or agents appointed by the President of the Corporation pursuant to Section 3 of this Article Four may also be removed from such officer positions by the President, with or without cause. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors, or, in the case of an officer appointed by the President of the Corporation, by the President or the Board of Directors. Any officer of the Corporation may resign from his respective office or position by delivering notice to the Corporation. Such resignation is effective when delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.

            Section 6. President. The President shall be the Chief Executive Officer of the Corporation, shall have general and active management of the business of the Corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence of the Chairman of the Board or in the event the Board of Directors shall not have designated a chairman of the board, the President shall preside at meetings of the stockholders and the Board of Directors.

            Section 7. Vice Presidents. The Vice Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers as the Board of Directors shall prescribe or as the President may from time to time delegate.

            Section 8. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the stockholders and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it.

            Section 9. Treasurer. The Treasurer shall have the custody of corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at its regular meetings or when the Board of Directors so requires an account of all his transactions as treasurer and of the financial condition of the Corporation unless otherwise specified by the Board of Directors, the Treasurer shall be the Corporation's Chief Financial Officer.

            Section 10. Other Officers, Employees and Agents. Each and every other officer, employee and agent of the Corporation shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to him by the Board of Directors, the officer so appointing him and such officer or officers who may from time to time be designated by the Board of Directors to exercise such supervisory authority.

                                  ARTICLE FIVE

                             CERTIFICATES FOR SHARES

            Section 1. Issue of Certificates. The Corporation shall deliver certificates representing all shares to which stockholders are entitled and such certificates shall be signed by the Chairman of the Board, President or a Vice President, and by the Secretary or an Assistant Secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof.

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


            Section 2. Legends for Preferences and Restrictions on Transfer. The designations, relative rights, preferences and limitations applicable to each class of shares and the variations in rights, preferences and limitations determined for each series within a class (and the authority of the Board of Directors to determine variations for future series) shall be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the stockholder a full statement of this information on request and without charge. Every certificate representing shares that are restricted as to the sale, disposition or transfer of such shares shall also indicate that such shares are restricted as to transfer and there shall be set upon the certificate, or the certificate shall indicate that the Corporation will furnish to any stockholder upon request and without charge, a full statement of such restrictions. If the Corporation issues any shares that are not registered under the Securities Act of 1933, as amended, and registered or qualified under the applicable state securities laws, the transfer of any such shares shall be restricted substantially in accordance with the following legend:

                  "THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES
            ACT OF 1933 OR UNDER ANY APPLICABLE STATE LAW. THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED WITHOUT (1) REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE LAW, OR (2) AT HOLDER'S EXPENSE, AN OPINION (SATISFACTORY TO THE CORPORATION) OF COUNSEL (SATISFACTORY TO THE CORPORATION) THAT REGISTRATION IS NOT REQUIRED."

            Section 3. Facsimile Signatures. The signatures of the Chairman of the Board, the President or a Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles, if the certificate is manually signed by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of the issuance.

            Section 4. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

            Section 5. Transfer of Shares. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

            Section 6. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

                                   ARTICLE SIX

                               GENERAL PROVISIONS

            Section 1. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in cash, property or its own shares pursuant to law and subject to the provisions of the Certificate of Incorporation.

            Section 2. Reserves. The Board of Directors may by resolution create a reserve or reserves out of earned surplus for any proper purpose or purposes, and may abolish any such reserve in the same manner.

            Section 3. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

            Section 4. Fiscal Year. The fiscal year of the Corporation shall end on December 31 unless otherwise fixed by the Board of Directors and by resolution of the Board of Directors may be changed from time to time.

            Section 5. Seal. The corporate seal shall have inscribed thereon the name and state of incorporation of the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

            Section 6. Gender. All words used in these Bylaws in the masculine gender shall extend to and shall include the feminine and neuter genders.

                                 ARTICLE SEVEN

                              AMENDMENTS OF BYLAWS

      Unless otherwise provided by law, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by action of the Board of Directors.

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